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                                                                   EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1999 with respect to the financial statements of Diffusion, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Vignette Corporation for the registration of shares of its common stock.

                                            /s/ Ernst & Young LLP

Palo Alto, California

December 2, 1999